                                                                    EXHIBIT 23.8


                       CONSENT TO BE NAMED AS A DIRECTOR


    I hereby consent to be named as a person who will become a director of Aztec Technology Partners, Inc. (the "Company") in the registration statement on Form S-1 to be filed by the Company with the Securities and Exchange Commission relating to the initial public offering of shares of common stock, par value $.001, of the Company.



                                                        /s/ CLIFFORD MITMAN, JR.
Dated: May 15, 1998                           -------------------------------------------
                                                          Clifford Mitman, Jr.